EXHIBIT 99.6

PRESS RELEASE OF DECEMBER 13, 2023 FROM SYMETRYX AND A CLERICAL CORRECTION DATED DECEMBER 18, 2023.

CHECK- CAP BOARD MEMBER’S STATEMENT ON THE STAND SUGGESTS A POTENTIAL CONFLICT OF INTEREST WITH KEYSTONE DENTAL

SYMETRYX RECOMMENDS VOTING AGAINST THE KEYSTONE DENTAL MERGER

SYMETRYX RECOMMENDS VOTING FOR THEIR QUALIFIED INDEPENDENT BOARD NOMINEES

TIME IS SHORT - THE VOTE DEADLINE IS 11:59 pm EST THURSDAY DECEMBER 14th 2023 - SHAREHOLDERS MAY VOTE OR CHANGE A PREVIOUSLY CAST VOTE UNTIL THAT TIME

TORONTO, Dec. 13, 2023 /PRNewswire/ - Further to its news release of November 28, 2023, Symetryx continues to urge its fellow Check-Cap Ltd. (“Check-Cap”) (NASDAQ: CHEK) shareholders to VOTE AGAINST the Keystone Dental and FOR the Symetryx slate of highly qualified and independent director nominees. See Symetryx Today Issues Open Letter to Shareholders In Regard to the Upcoming Annual General Meeting (newswire.ca)

On December 12th 2023, a Court Hearing was held in the Haifa Israel Economic District Court in regards to Symetryx claim on Check-Cap solicitation wrongful methods for the upcoming annual general meeting, scheduled to December 18, 2023. During this hearing, a potential conflict of interest between Uri Geiger, the Chairman of Keystone Dental,  and Yuval Yanai, a Check-Cap director was revealed during Mr. Yanai’s testimony, when he confessed that Mr. Geiger offered him a seat at the new board of directors following the closing of the merger.

Based on public records, Mr. Yanai and Mr. Geiger were both board members of Minerva Surgical, Inc., a company that develops medical devices. Uri Geiger is also the managing partner of Accelmed, a venture capital firm that invests in medical device companies, including Minerva Surgical and Keystone Dental. Yuval Yanai is also the chairman of the board of directors of Exalenz Bioscience. Uri Geiger was the CEO of Exalenz Bioscience until 2019.

This potential conflict of interest raises serious concerns about the approval process of the Keystone-Check-Cap merger, and strengthen Symetryx’s assumptions regarding the merger not being in the best interest of all Check Cap’s shareholders.

Furthermore, the U.S. FDA MAUDE database (Manufacturer and User Facility Device Experience), which is publicly accessible and identifies action taken by the FDA against companies, has received over 500 complaints in 2023 alone, reporting medical defects and deficiencies with various Keystone Dental appliances, including loss of osteo-integration and adverse reactions and failures by patients. See the FDA website: MAUDE - Manufacturer and User Facility Device Experience (fda.gov) and enter Keystone Dental in the search tab. This action by the FDA could potentially harm Keystone’s business, financial condition and results of operations and, as a result, negatively impact your investment.

Symetryx is pleased to see that other stakeholders agree that the transaction with Keystone Dental DOES NOT provide the maximum value for shareholders. We once again urge all shareholders to reject the Keystone transaction by voting AGAINST Proposal #1, the Keystone transaction, and to support the Symetryx Board nominees by voting FOR each. Only with a new, independent Board do we believe, that we shareholders will have the best opportunity to realize the full value of our investment and not give it away to Keystone’s investors.

Symetryx has engaged Mackenzie Partners, Inc. to act as an advisor in this matter, we welcome shareholders to reach out to share their views or should they seek clarification on our own. Mackenzie Partners can be reached at 1-800-322-2885 or  bmarese@mackenziepartners.com

Sincerely,

Symetryx Corporation

SPECIAL NOTE REGARDING THIS ANNOUCEMENT:

THIS ANNOUCEMENT CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF CHECK-CAP AND CERTAIN ACTIONS THAT ITS BOARD OF DIRECTORS MIGHT TAKE TO ENHANCE THE VALUE OF ITS COMMON STOCK. OUR VIEWS ARE BASED ON OUR OWN ANALYSES OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE ACTUAL PERFORMANCE AND RESULTS OF CHECK-CAP MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSES.

THIS ANNOUNCEMENT ALSO REFERENCES THE SIZE OF SYMETRYX’S CURRENT HOLDINGS OF CHECK-CAP. SYMETRYX’S VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING CHECK-CAP WITHOUT UPDATING THIS ANNOUNCEMENT OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW). WE MAY SELL SOME OR ALL OF OUR CHECK-CAP SHARES AT ANY TIME WITHOUT NOTICE.

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this announcement are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “might, “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “could,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by any comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this announcement include, among other things, the factors identified in the public filings of Check-Cap and other information generally available in the market. Such forward-looking statements should therefore be construed considering such factors, and Symetryx is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Symetryx Corp

CORRECTION OF A CLERICAL ERROR

Toronto, Ontario, December 18, 2023 /PRNewswire/ -- Further to its new release of December 13, 2023, Symetryx Corporation (“Symetryx”) announces that based on public online websites, there has been a clerical mistake regarding the name of the company in which both Mr. Yuval Yanai and Mr. Uri Geiger served as directors. Accordingly, Symetryx decided to clarify that Yuval Yanai, a Check-Cap Ltd. (“Check-Cap”) Director, and Mr. Uri Geiger, the owner of Keystone Dental Holdings, a candidate to a potential merger with Check-Cap subject to the approval of the Check-Cap shareholders (which takes place today, December 18, 2023), were both board members of Medical Compression Systems (DBN) Ltd. (“MCS”), which was a public company traded on the Tel Aviv Stock Exchange Ltd.

Symetryx further clarifies that Check-Cap did not deny the earlier acquaintance of Yuval Yanai and Uri Geiger nor denied their early involvement in other public companies.

In his testimony in court, Yuval Yanai noted that he wasn’t involved in business with Uri Geiger, but in fact, during 2015, while they both served as directors in MCS, Yuval did approve (as a board member) a private placement of MCS’s ordinary shares to Accelmed (at the time the controlling shareholders of MCS), and Uri Geiger was and is its founder and managing partner.

Symetryx will continue to utilize all available legal means to ensure that Check-Cap changes its approach and acts in a diligent, business-like, responsible, and transparent manner towards the Check-Cap’s shareholders, in order to maximize its business potential and value for the benefit of all shareholders.

Symetryx Corporation

SPECIAL NOTE REGARDING THIS ANNOUCEMENT:

THIS ANNOUCEMENT CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF CHECK-CAP AND CERTAIN ACTIONS THAT ITS BOARD OF DIRECTORS MIGHT TAKE TO ENHANCE THE VALUE OF ITS COMMON STOCK. OUR VIEWS ARE BASED ON OUR OWN ANALYSES OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE ACTUAL PERFORMANCE AND RESULTS OF CHECK-CAP MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSES.

THIS ANNOUNCEMENT ALSO REFERENCES THE SIZE OF SYMETRYX’S CURRENT HOLDINGS OF CHECK-CAP. SYMETRYX’S VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING CHECK-CAP WITHOUT UPDATING THIS ANNOUNCEMENT OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW). WE MAY SELL SOME OR ALL OF OUR CHECK-CAP SHARES AT ANY TIME WITHOUT NOTICE.

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this announcement are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “might, “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “could,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by any comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this announcement include, among other things, the factors identified in the public filings of Check-Cap and other information generally available in the market. Such forward-looking statements should therefore be construed considering such factors, and Symetryx is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Symetryx Corp

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